UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2009

NORTHERN OIL AND GAS, INC.
(Name of small business issuer in its charter)

Nevada	000-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANTS BUSINESS AND OPERATIONS

Item 2.02 – Results of Operations and Financial Condition.

Northern Oil and Gas, Inc. (the “Company”) announced net income of $1,588,246, or $0.04 per share for the quarter ended September 30, 2009.

Third Quarter 2009 Highlights

The Company sold 86,206 barrels of oil and 14.6 mmcf of natural gas during the third quarter of 2009 with oil and natural gas revenues of $5,146,972.  Production expenses for the quarter equaled $2.49 per barrel of oil and the Company realized an average price of $58.44 per barrel of oil after taking into consideration the effect of hedges.

Third quarter oil and natural gas revenue increased 113% over the second quarter of 2009.  The Company increased its oil production volume by 71% over the second quarter of 2009.  This increase represents the Company’s seventh consecutive quarterly increase in production.  The Company added production in the third quarter of 2009 from 1.97 net wells and expects to reach or exceed the high end of previously announced guidance of production from 7 to 8 net well additions in 2009.  The Company has maintained a 100% drilling success rate in the Williston Basin Bakken and Three Forks trend since inception.

The Company exited the third quarter of 2009 producing oil and natural gas from 140 gross Bakken and Three Forks wells and three Red River wells, with oil production of approximately 1,200 barrels of oil equivalent per day (BOEPD).  Given recent completions, the Company was producing approximately 1,500 BOEPD as of October 25, 2009.  The Company participated in the completion of 39 gross Bakken or Three Forks wells in the third quarter and is currently participating in the drilling or completion of an additional 23 gross Bakken or Three Forks wells.

Recent Developments

The Company continues to develop its core Bakken and Three Forks acreage position at an accelerating pace.  Approximately 60 rigs are currently actively drilling in North Dakota, up from approximately 30 rigs that were drilling in February of 2009.  The Company believes the continued increase in drilling activity will accelerate the development of its core acreage position.

The Company and its operating partner, Slawson Exploration, have commenced the development of the acreage position recently acquired from Windsor Bakken LLC.  The development program will consist of 54 gross wells expected to be completed over the next 18 months with the Company’s average working interest in such wells expected to approximate 20%.  As of today, 14 wells of the program have been drilled, with most awaiting completion, and the three rigs are drilling ahead.

The initial well in the development program (Genesis 1-13H) was drilled to total depth in 16 days, utilized a 5,000 foot lateral and an 18 stage fracture stimulation, and was completed for a total cost of approximately $2.9 million.  This well commenced production at 2,589 BOEPD on 36/64 choke and pressures exceeding 2,950 psi.

The Company believes the Slawson operated wells are the most cost-effective wells targeting the Bakken and Three Forks formations, with costs substantially less than the Company has experienced with other operators.

Three Forks Developments

The Company controls approximately 70,000 net acres in the Williston Basin targeting the North Dakota Bakken and Three Forks formations, which provides the potential to drill approximately 220 net wells using 320 acre spacing units.  The Company has no material lease expirations until late 2011 and continues to expand its position through an aggressive leasing program.

Recent discoveries in the Three Forks formation have delineated a large portion of the Company’s acreage position in North Dakota as being productive in both the Three Forks and Bakken.  The Company believes the addition of the Three Forks as a separate producing reservoir will yield a significant increase in reserves for the Company in addition to the accelerated drilling of its acreage.

High Working Interest Wells

The Company recently completed the Harstad 18-19H well (NOG 50% WI; 14 stage frac) in Mountrail County, North Dakota.  The well is operated by Fidelity Exploration and commenced production at 1405 BOEPD on a 17/64 choke and pressures exceeding 1,500 psi.

The Company also recently completed the Coyote 1-32H well (NOG 20% WI; 18 stage frac) in Mountrail County, North Dakota.  The well was drilled by Slawson Exploration and commenced production at 1,508 BOEPD on a 16/64 choke and pressures exceeding 2,250 psi.  The well was drilled and completed for approximately $3.1 million.

The Company most recently completed the Minx 1-29H well (NOG 22% WI; 18 stage frac) in Mountrail County, North Dakota.  The well also was drilled by Slawson Exploration and began flowback producing over 100 barrels of oil per hour on a 32/64 choke and pressures exceeding 2,200 psi.

The Company continues to receive well proposals representing higher working interest prospects on a more frequent basis.

Acreage Acquisition

The Company believes the recent discoveries in western Williams and McKenzie Counties of North Dakota have substantially expanded the delineated area of high quality Bakken and Three Forks production and the rapidly accelerating pace of drilling has dramatically changed the dynamics of this oil play.

The Company recently accelerated acreage acquisition activities throughout the Williston Basin and continues to monitor various acquisitions similar to its recent participation in the purchase syndicate of Windsor Energy.  Acreage acquisition represents the Company’s core competency and it expects to continue to leverage its leasing expertise as the Bakken and Three Forks plays continue to increase in size and scope.

Hedging Activity

The Company recently executed a swap arrangement to sell 175,000 barrels of crude oil production at $82.60 per barrel commencing in November 2009 and continuing through December 2011.

Updated Production And Drilling Guidance

The Company expects to drill 14 to 16 net wells in 2010 with drilling capital expenditures approximating $52 million.  The 2010 wells are expected to target both the Bakken and Three Forks with a majority of wells being drilled by EOG Resources and Slawson Exploration.  The Company expects to own an average of 15% working interest across the approximately 100 gross wells planned for 2010, which is significantly higher than previously expected.  The Company expects to exit 2009 at a run rate of approximately 2,000 BOEPD with production increasing at a rate of 20% to 30% per quarter.

Michael Reger, the Company’s Chief Executive Officer, commented, “We are very excited to see the accelerated development of our acreage targeting the Bakken and Three Forks formations.  In addition, the quality of wells continues to improve, primarily as a result of an increased number of fracture stages during well completion.  This, coupled with dramatically lower costs to drill and complete wells and higher oil prices, is resulting in substantially increased well economics.”

Recent Completion Highlights

The Company also announced the following well completions during the third quarter:

OPERATOR	WELL NAME	NOG WI	COUNTY	LOCATION	FRAC STAGES	IP BOEPD
FIDELITY EXPLORATION	HARSTAD 18-19h	50.00%	MOUNTRAIL	SEC 18-T155N/R91W	14	1,405
SLAWSON EXPLORATION	MINX 1-29H	22.00%	MOUNTRAIL	SEC 29-T152N/R92W	18	100/HOUR
SLAWSON EXPLORATION	COYOTE 1-32H	20.00%	MOUNTRAIL	SEC 32-T152N/R92W	18	1,508
CONTINENTAL RESOURCES	BRATLIEN 1-35H	16.00%	DIVIDE	SEC 35-T161N/R95W	14	631
MARATHON OIL	WADHOLM 41-30H	15.00%	MOUNTRAIL	SEC 30-T151N/R92W	14	1,172
EOG RESOURCES	ROBERTA 1-16H	13.00%	MOUNTRAIL	SEC 16-T151N/90W	12	897
HESS CORPORATION	RS-FELDMAN 1423-1H	12.00%	MOUNTRAIL	SEC 14-T156N/R92W	14	1,998
SLAWSON EXPLORATION	TEMPEST 1-14H	6.00%	MOUNTRAIL	SEC 14-T152N/R92W	18	1,763
XTO ENERGY	JORGENSON 41X-6	6.00%	MCKENZIE	SEC 6-T148N/R96W	12	1,156
SLAWSON EXPLORATION	GENESIS 1-13H	4.00%	MOUNTRAIL	SEC 13-T152N/R92W	18	2,589
EOG RESOURCES	FERTILE 23-19H	2.00%	MOUNTRAIL	SEC 19-T152N/R92W	12	1,493
CONOCO PHILLIPS	BRYCE 31-5H	2.00%	MCKENZIE	SEC 5-T152N/R96W	10	1,235
WHITING OIL AND GAS	TOLLLEFSON 44-10H	2.00%	MOUNTRAIL	SEC 10-T152N/R91W	14	2,507

A copy of the press release which the Company issued reporting the foregoing information is attached as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated October 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN OIL AND GAS, INC.

Date:  October 26, 2009                                                                By /s/ Michael L. Reger
       Michael L. Reger, Chief Executive Officer